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Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of VICORP Restaurants, Inc. (the "Company") on Form 10-K, amendment no. 1, for the period ended October 28, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, Debra Koenig, Chief Executive Officer of the Company, and Anthony Carroll, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge and belief, that:

  1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 18, 2005	/s/ DEBRA KOENIG Debra Koenig Chief Executive Officer

Date: May 18, 2005	/s/ ANTHONY CARROLL Anthony Carroll Chief Financial Officer

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to VICORP Restaurants, Inc. and will be retained by VICORP Restaurants, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002